Exhibit 3.27

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NATIONSRENT OF TEXAS, LP

           The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

           I.      The name of the limited partnership is NationsRent of Texas, LP.

           II.      The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

           IIII.      The name and mailing address of each general partner is as follows:

NAME NationsRent of Texas, Inc.	MAILING ADDRESS 450 E. Las Olas Blvd. Suite 1400 Ft. Lauderdale, FL 33301

           IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of NationsRent of Texas, LP, as of June 4, 1999.

NationsRent of Texas, Inc. By: Joseph H. Izhakoff Vice President & General Partner Secretary By: Gregg Straus Vice President, General Partner Tax